Exhibit 99.3

Manhattan Group, LLC and Subsidiary

Consolidated Financial Statements

December 31, 2022

Manhattan Group, LLC and Subsidiary

Independent Auditor's Report

To the Board of Directors

Manhattan Group, LLC and Subsidiary

Minneapolis, Minnesota

Opinion

We have audited the consolidated financial statements of Manhattan Group, LLC and its subsidiary, which comprise the consolidated balance sheet as of December 31, 2022, and the related consolidated statement of operations and comprehensive loss, changes in member's equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Manhattan Group, LLC and its subsidiary as of December 31, 2022 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Manhattan Group, LLC and subsidiary, and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Change in Accounting Principle

As discussed in Note 3 to the financial statements, in 2022, the entity adopted new accounting guidance Financial Accounting Standards Board Accounting Standards Codification Topic 842: Leases. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Manhattan Group, LLC and subsidiary's ability to continue as a going concern for one year after the date that the consolidated financial statements are issued.

Auditor's Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Manhattan Group, LLC and subsidiary's internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Manhattan Group, LLC and subsidiary's ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ BerganKDV, Ltd.

Minneapolis, Minnesota

March 3, 2023

CONSOLIDATED FINANCIAL STATEMENTS

Manhattan Group, LLC and Subsidiary

Consolidated Balance Sheet

As of December 31, 2022

Assets
Current assets
Cash and cash equivalents	$757,784
Accounts receivable, net of allowances of $1,395,297	6,176,153
Inventories	11,215,043
Prepaid expenses and other assets	493,403

Total current assets	18,642,383

Property and equipment, net	69,029
Right-of-use (ROU) asset, net	996,843

Total assets	$19,708,255

Liabilities and Member's Equity
Current liabilities
Accounts payable	$730,941
Accounts payable - related party	43,651
Accrued expenses	1,505,475
Current portion of operating lease liabilities	263,393

Total current liabilities	2,543,460

Operating lease liabilities, net of current portion	888,257

Total liabilities	3,431,717

Member's Equity
Contributed capital	32,432,581
Accumulated deficit	(15,428,020)
Accumulated other comprehensive loss	(728,023)
Total member’s equity	16,276,538

Total liabilities and member's equity	$19,708,255

See notes to consolidated financial statements.

Manhattan Group, LLC and Subsidiary

Consolidated Statement of Operations

and Comprehensive Loss

Year Ended December 31, 2022

Net sales	$25,780,982

Cost of sales	18,829,291

Gross profit	6,951,691

Selling, general and administrative expenses	8,897,341

Loss from operations	(1,945,650)

Interest expense	(642,237)
Other expense, net	(109,611)

Net loss	(2,697,498)

Other comprehensive loss
Foreign currency translation adjustment	(67,399)

Comprehensive loss	$(2,764,897)

See notes to consolidated financial statements.

Manhattan Group, LLC and Subsidiary

Consolidated Statement of Member's Equity

Year Ended December 31, 2022

	Contributed Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances, December 31, 2021 as restated	$19,282,581	$(12,730,522)	$(660,624)	$5,891,435

Net loss	-	(2,697,498)	-	(2,697,498)

Comprehensive loss	-	-	(67,399)	(67,399)

Capital contribution	13,150,000	-	-	13,150,000

Balances, December 31, 2022	$32,432,581	$(15,428,020)	$(728,023)	$16,276,538

See notes to consolidated financial statements.

Manhattan Group, LLC and Subsidiary

Consolidated Statement of Cash Flows

Year Ended December 31, 2022

Cash Flows - Operating Activities
Net loss	$(2,697,498)
Adjustments to reconcile net loss to net cash flows - operating activities
Depreciation and amortization	35,219
Amortization of ROU asset	217,058
Net changes in assets and liabilities
Accounts receivable, net	2,363,303
Inventories	(3,876,805)
Prepaid expenses and other assets	(113,943)
ROU asset	(1,160,431)
Accounts payable	(1,294,476)
Accounts payable - related party	5,705
Accrued expenses	48,191
Lease liabilities	1,098,180

Net cash flows - operating activities	(5,375,497)

Cash Flows - Investing Activities
Purchase of property and equipment	(23,070)

Net cash flows - investing activities	(23,070)

Cash Flows - Financing Activities
Proceeds from line of credit	8,300,000
Payments on line of credit	(3,334,252)

Net cash flows - financing activities	4,965,748

Net change in cash and cash equivalents	(432,819)

Effect of exchange rate changes on cash and cash equivalents	55,600

Cash and Cash Equivalents
Beginning of year	1,135,003

End of year	$757,784

Supplemental cash flow information
Cash paid for interest	$651,468

Noncash extinguishment of line of credit	$(13,150,000)

Noncash capital contribution	$13,150,000

See notes to consolidated financial statements.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 1 – NATURE OF BUSINESS

Organization and Business

Manhattan Group, LLC (''Manhattan'') is a limited liability company and wholly-owned subsidiary of H Enterprises International, Inc. (''HEII''). Manhattan and its wholly owned subsidiary, Manhattan Toy Europe LTD (''MTE'') (together, the ''Company'') are engaged in the design, manufacture, and distribution of toy and gift products to the independent and national gift, toy, and juvenile markets throughout the world.

NOTE 2 – RESTATEMENT OF PRIOR PERIOD CONSOLIDATED FINANCIAL STATEMENTS

The Company has restated its previously issued consolidated financial statements as of December 31, 2021 to correct accounting for sales commission expense and related accrued sales commissions for the year then ended. Due to this error, the ending balance for accrued sales commissions as of December 31, 2021 was materially misstated. The accompanying consolidated financial statements as of December 31, 2021 have been restated to reflect the correction. As of December 31, 2021 accumulated deficit and accrued expenses were decreased by $399,001.

The effect on the Company's previously issued consolidated financial statements as of December 31, 2021 is summarized as follows:

	As previously Reported	Restatement	Restated

Accrued expenses	$(1,874,343)	$399,001	$(1,475,342)

Total liabilities	$(12,123,590)	$399,001	$(11,724,589)

Accumulated deficit Balance, December 31, 2021	$(13,129,523)	$399,001	$(12,730,522)

Total member's equity Balance, December 31, 2021	$5,492,434	$399,001	$5,891,435

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Manhattan and MTE. All significant intercompany accounts and transactions have been eliminated in consolidation.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign Currency Translation and Comprehensive Loss

The financial statements of MTE are translated into U.S. dollars at current rates, except for revenues, costs, and expenses are translated at average rates for the reporting period. Gains and losses resulting from currency transactions are included in income currently, while those resulting from translation of financial statements are included in other comprehensive loss.

Cash

Cash equivalents consist of short-term investments with an original maturity when purchased of three months or less. Substantially all of the Company's cash and cash equivalents are held at one financial institution which, at times, may exceed federally insured limits. Cash held in foreign locations totaled $561,980, at December 31, 2022.

Revenue Recognition under Topic 606

Revenue is recognized when promised goods are transferred to customers in an amount that reflects the consideration that the Company expects to be entitled in exchange for those goods by following a five step process: (1) identify the contract with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price, and (5) recognize revenue when or as the Company satisfies a performance obligation. The Company has assessed revenue recognition under the five-step process, as follows:

Identify the contract with a customer. The Company generally considers a sales contract or agreement with an approved purchase order as a customer contract provided that collection is considered probable, which is assessed based on the creditworthiness of the customer as determined by credit checks, payment histories, and/or other circumstances. The Company combines contracts with a customer if contracts are negotiated with a single commercial substance or contain price dependencies.

Identify the performance obligations in the contract. The performance obligation includes contract design, manufacture, and distribution of toy and gift products and the eventual shipment or delivery of product to the customer.

Determine the transaction price. The transaction price for the Company's contracts with its customers generally consist of fixed and variable consideration. Variable consideration is included provided it is probable that a significant reversal of revenue will not occur when the uncertainty related to variable consideration is resolved. Fixed consideration includes amounts to be contractually billed to the customer and payable in cash. Variable consideration, such as volume rebates, are estimated using the ''expected value approach'' based on customer purchase history and expected or budgeted annual purchase orders. Transaction prices do not include amounts collected on behalf of third parties. The Company generally invoices customers at time of delivery when using Company vehicles to deliver product or at time of shipment, if using a common carrier. Customer invoices are generally due within 30 to 90 days after issuance.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition under Topic 606 (Continued)

Allocate the transaction price to the performance obligations in the contract. The Company's contracts generally consist of a single performance obligation, as such, the transaction price is allocated to the single performance obligation.

Recognize revenue when or as the Company satisfies a performance obligation. Revenues are recognized at a point in time, which is generally upon shipment of the product. Product shipped to customers is typically by a common carrier, at which point ownership and the associated risks pass to the customer. Management exercises judgment in determining when such performance obligations for goods have been satisfied. In making such judgments, management typically relies on delivery information obtained from employees and common carriers to determine when the customer has obtained control of the goods.

Shipping and Handling Costs

Inbound shipping costs are included in the carrying value of inventory and as a component of cost of sales as the merchandise is sold. Amounts billed to customers related to shipping and handling is included in net sales. The Company accrues liabilities for shipping and handling costs that occur after control has transferred to the customer.

Customer Allowances

The Company has arrangements in place with certain of its customers which allow for the customer to use a specified percentage of its net purchases towards advertisements of the Company's products, freight and defective goods. These amounts are recorded as a reduction to sales and amounted to $2,042,624 during the year ended December 31, 2022. The Company also had accrued expenses related to customer allowances of $684,229 as of December 31, 2022, that were offset against related accounts receivables.

Accounts Receivable

The Company performs initial and ongoing credit evaluations of its customers, generally does not require collateral, and maintains allowances for potential credit losses. The establishment of accounts receivable allowances and related bad debt expense is based on historical loss experience and estimated exposure on specific accounts receivables. Actual results could differ from these estimates. The Company does not accrue interest on outstanding accounts receivable balances.

Inventories

Inventories, which consist of finished goods, are valued at the lower of cost (first-in, first-out) or net realizable value.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation. Furniture, office equipment, computer equipment and software with estimated useful lives ranging from one to seven years are depreciated using the straight-line method. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life (seven years) or the term of the related leases. The cost and related accumulated depreciation or amortization of assets sold or otherwise disposed of are removed from the related accounts with resulting gains or losses included in operations. Maintenance and repairs are charged to expenses as incurred while major accruals or betterments which extend the useful lives are capitalized.

Impairment of Long-Lived Assets

The Company continually evaluates events and circumstances which have occurred that indicate whether the remaining estimated useful life of long-lived assets may warrant revision or that the remaining balance of long-lived assets may not be recoverable. When factors indicate that long-lived assets should be evaluated for possible impairment, the Company uses an estimate of the undiscounted cash flows over the remaining life of the long-lived assets in measuring whether the long-lived assets are recoverable. There was no impairment recognized during the year ended December 31, 2022.

Leases

Effective January 1, 2022, the Company classifies leases as either operating or finance leases at the commencement date of the lease. A lease is classified as a finance lease if any of the five criteria are met: (1) ownership transfers at the end of the lease term, (2) there is an option to purchase the underlying assets and the lessee is reasonably certain to exercise the option, (3) the term of the lease is for a major part of the remaining economic life of the underlying assets, (4) the present value of the sum of the lease payments and any residual value guaranteed by the lessee equals or exceeds substantially all of the fair value of the underlying assets or (5) the underlying assets are of such a specialized nature that they are expected to have no alternative use to the lessor at the end of the lease term. Leases that do not meet any of the five criteria above for a finance lease are classified as operating leases.

The Company recognizes a right-of-use (ROU) asset and lease liability for each operating and finance lease with a term greater than 12 months at the time of lease inception. The Company does not record a ROU asset or lease liability for leases with an initial term of 12 months or less but continues to record rent expense on a straight-line basis over the lease term. Options to extend or terminate at the sole discretion of the Company are included in the determination of lease term when they are reasonably certain to be exercised. The lease liability represents the present value of future lease payments over the lease term. The Company has elected the practical expedient that allows for private companies to utilize the risk-free rate based on asset class.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Leases (Continued)

Prior to January 1, 2022, the Company accounted for its leases as either operating or capital leases. Assets and liabilities for operating leases were not recorded but were recorded within operations on a straight-line basis over the term of the lease.

Royalty Fees

The Company enters into royalty agreements with various licensors. The agreements generally require an initial royalty advance plus annual minimum royalty amounts. The royalty fees are calculated on an agreed upon formula that is generally calculated based on net sales (gross sales less returns, discounts, allowances, etc.). As of December 31, 2022, the accrued royalty fees were $187,075. During the year ended December 31, 2022, royalty fees expensed in cost of sales were $987,542.

Income Taxes

As a limited liability company (''LLC''), Manhattan is not subject to U.S. income taxes; rather, the tax consequences of its U.S. operations are passed through to its members. MTE is a disregarded entity for U.S. income tax purposes; accordingly, tax consequences of its operations are passed through to Manhattan's member. United Kingdom (''UK'') income taxes for MTE are accounted for using the liability method. Since its inception, MTE has incurred losses and therefore has no tax liability and any net deferred tax assets are fully reserved.

The Company applies a recognition and measurement threshold for the accounting and financial statement disclosure of uncertain tax positions taken or expected to be taken in a tax return. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon the technical merits of the position. The second is to recognize in the financial statements each tax position that meets the more likely than not criteria, measured at the largest amount of benefit that has a greater than 50% likelihood of being realized. No adjustment to the Company's accounts have been made based on this criteria.

Fair Value Disclosure of Financial Instruments

The Company's financial instruments consist of short-term trade receivables and payables for which their current carrying amounts approximate fair value. Additionally, the borrowing rates currently available to the Company and their current borrowings balance approximates the fair value for debt agreements with similar terms and average maturities.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Adopted Accounting Pronouncement

Effective January 1, 2022, the Company adopted the new lease accounting guidance in Accounting Standards Update "ASU" No. 2016-02, Leases (Topic 842), utilizing the modified retrospective optional method, where the cumulative catch-up adjustment is recorded at the date of adoption. Operating leases with a duration greater than one year, are included in operating lease right-of-use assets, current portion operating lease liabilities, and operating lease liabilities, net of current portion in the consolidated balance sheet as of December 31, 2022. The Company has elected the package of practical expedients permitted in Topic 842. Accordingly, the Company did not reassess at adoption (a) whether the contract contains a lease under Topic 842, (b) whether classification of the operating lease would be different in accordance with Topic 842, or (c) initial direct costs for existing leases. The Company also elected the practical expedients (1) to discount the lease liability using the risk-free rate, (2) to use hindsight for assessing the lease term and impairment of the ROU asset, and (3) to not separate lease and non-lease components.

As a result of the adoption of the new lease accounting standard, the Company′s consolidated balance sheet was materially impacted by the recognition of its ROU assets and lease liabilities of $1,234,846 and $1,380,954 at January 1, 2022. There was no significant impact on the consolidated statement of income or consolidated statement of cash flows as a result of the adoption.

Recently Issued Accounting Pronouncements

Financial Instruments – Credit Losses

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13). ASU 2016-13 amends the guidance on the impairment of financial instruments and adds an impairment model, known as current expected credit losses model, that is based on expected losses rather than incurred losses. Under the new guidance in ASU 2016-13, an entity recognizes, as an allowance, its estimate of expected credit losses. In November 2019, the FASB issued ASU 2019-10, Financial Instruments – Credit Losses (Topic 326), which defers the effective date of ASU 2016-13 for annual reporting periods beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this standard will have on its consolidated financial statements.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subsequent Events

The Company evaluated its December 31, 2022, consolidated financial statements for subsequent events through March 3, 2023, the date the consolidated financial statements were available to be issued. The Company is not aware of any subsequent events which would require recognition or disclosure in the consolidated financial statements, except as disclosed in Note 6.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment is comprised as follows at December 31, 2022:

Furniture and office equipment	$1,359,118
Computer equipment and software	1,509,312
Leasehold improvements	972,849
3,841,279
Less: accumulated depreciation and amortization	(3,772,250)

Total	$69,029

Depreciation and amortization expense was $35,219 for the year ended December 31, 2022.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses is comprised as follows at December 31, 2022:

Accrued compensation and related taxes	$181,912
Accrued sales commissions	134,797
Accrued customer incentives	357,939
Accrued payables	728,945
Other accrueds	101,882

Total	$1,505,475

NOTE 6 – FINANCING AGREEMENTS

The Company has an uncollateralized revolving line of credit with HEII (''Revolver''). As of December 31, 2022, the Revolver allowed for borrowing up to $16,000,000 and was scheduled to mature on April 30, 2023.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 6 – FINANCING AGREEMENTS (CONTINUED)

On December 22, 2022, HEII converted outstanding borrowings of $13,500,000 to contributed capital.

On February 16, 2023, the revolving line of credit was extended through April 30, 2024. The amended terms of the Revolver reduced the total available borrowings to $5,000,000. Interest accrues at 6% and is payable monthly. The Revolver is subject to termination upon a sale by HEII of a majority interest in the Company (''Change in Control''). Upon change in control, all amounts outstanding under the Revolver will be immediately due and payable.

The Company had outstanding borrowings under the Revolver of $0 as of December 31, 2022. Interest expense for the Revolver was $642,237 for the year ended December 31, 2022.

NOTE 7– RELATED PARTY TRANSACTIONS

The Company participates in a medical and dental insurance plan administered by HEII for U.S. employees. Costs for these plans for the year ended December 31, 2022, were $474,398. In addition, certain management services are provided by HEII for which the Company was charged $31,800 for the year ended December 31, 2022. Additionally, the Company uses certain personnel and retained consultants provided by HEII. Amounts billed by HEII for such services were $260,004, for the year ended December 31, 2022. These management services are included in selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive loss, with any unpaid portion also included in the HEII accounts payable within the consolidated balance sheets.

NOTE 8 – CONCENTRATIONS

Significant Customers

During the year ended December 31, 2022, the Company had sales to two unrelated customers that totaled approximately 45% of net sales. Accounts receivable from one customer was $3,981,461 at December 31, 2022. Loss of this customer could adversely impact the Company's results in the near term.

Significant Vendors

During the year ended December 31, 2022, the Company had purchases to four unrelated vendors that totaled approximately 71% of purchases. Loss of these vendors could adversely impact the Company's results in the near term.

Manhattan Group, LLC and Subsidiary

Notes to Consolidated Financial Statements

NOTE 9 – LEASES

The Company has operating lease agreements for buildings with remaining lease terms of 3 to 5 years. Some leases include options to extend, minimum annual rental payment increases and the Company to pay real estate taxes, insurance, and repairs.

Future minimum lease payments under non-cancellable leases are as follows as of December 31,:

Operating

2023	$277,061
2024	289,689
2025	287,257
2026	284,826
2027	47,705

Total lease payments	1,186,538
Less: Amount representing interest	(34,888)
Present value of lease liabilities	$1,151,650

Cash paid for operating leases for the year ended December 31, 2022 was $256,827. As of December 31, 2022, operating leases had a weighted-average remaining lease term of approximately 49 months and the weighted-average discount rate was approximately 1.46%.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Contingent Liabilities

The Company is involved in litigation in the normal course of business. While the outcome of these matters cannot be predicted with certainty, management believes the resolution of these matters will not have a materially adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 11 – EMPLOYEE BENEFITS

HEII sponsors a defined contribution retirement savings plan for eligible employees. Under the plan, the Company makes a fixed contribution for each eligible employee. Participants can also make ''pre-tax dollar'' contributions to the plan. To encourage participant contributions, the Company also makes additional matching contributions of 50% or more of the participants' contributions up to 6% of base pay if the Company's performance goals are met.